UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

369 N. New York Avenue, Suite 201 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(407) 904-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

8.000% Series A Cumulative Redeemable Preferred Stock, $0.01 Par Value	PINE/PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2026, a wholly owned subsidiary of Alpine Income Property OP, LP, a Delaware limited partnership and the operating partnership subsidiary of Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with a certain institutional owner (the “Seller”) for the purchase of a 13-property industrial portfolio located across 11 states (the “Portfolio”). The terms of the PSA provide that the total purchase price for the Portfolio will be $117.3 million, subject to adjustment for closing prorations. The Seller does not have any material relationship with the Company or its subsidiaries, other than through the PSA. On October 9, 2026, the Company’s $1.0 million earnest money deposit for the acquisition of the Portfolio became non-refundable, and the Company now deems the closing of the acquisition of the Portfolio to be probable.

Certain closing conditions must be met before or at the closing and are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K and until the closing of the purchase of the Portfolio, there can be no assurance that the Company will acquire the Portfolio.

A copy of the PSA is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the PSA is qualified in its entirety by reference thereto.

This Current Report on Form 8-K includes historical financial statements of the Portfolio and pro forma consolidated financial information related to the acquisition of the Portfolio.

The pro forma financial information included in this Current Report on Form 8-K does not purport to represent the actual results of operations that the Company and the Portfolio would have achieved had the Company held the assets of the Portfolio during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisition of the Portfolio.

Item 7.01. Regulation FD Disclosure.

On October 9, 2026, the Company issued a press release announcing the execution of the PSA to acquire the Portfolio. A copy of the press release is attached hereto as Exhibit 99.3. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of the Portfolio are being filed with this Current Report on Form 8-K as Exhibit 99.1 and are incorporated by reference herein.

(b) Pro Forma Financial Information

The pro forma financial information related to the acquisition of the Portfolio is being filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

(d) Exhibits

2.1*Purchase and Sale Agreement, made as of October 5, 2026

23.1Consent of Grant Thornton LLP

99.1 Historical Financial Statements

●
Report of Independent Certified Public Accountants
●
Historical Summary of Revenues and Direct Expenses of the Portfolio for the Six Months Ended June 30, 2026 (Unaudited) and the Year Ended December 31, 2025 (Audited)
●
Notes to Historical Summary of Revenues and Direct Expenses of the Portfolio

99.2 Pro Forma Financial Information

●
Summary of Unaudited Pro Forma Consolidated Financial Statements
●
Unaudited Pro Forma Consolidated Balance Sheet of Alpine Income Property Trust, Inc. as of June 30, 2026
●
Unaudited Pro Forma Consolidated Statements of Operations of Alpine Income Property Trust, Inc. for the Six Months Ended June 30, 2026 and the Year Ended December 31, 2025
●
Notes to Unaudited Pro Forma Consolidated Financial Statements

99.3 Press Release dated October 9, 2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). The omitted information is not material and is the type of information that the Company customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026

Alpine Income Property Trust, Inc.

By: /s/ Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)